UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 12, 2007

Samaritan Pharmaceuticals
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-32287	88-0431538
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Convention Center , Suite 310, Las Vegas, Nevada		89109
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	702-735-7001

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2007, Samaritan Pharmaceuticals, Inc. ("Samaritan"), issued a press release to announce that Doug Bessert, for personal reasons, has decided to step down from his position on the Board of Directors, effective June 7, 2007, and has consented to a cooperative partial lock up agreement, which is attached as Exhibit 99.2 to this current report on Form 8-K. In 2007, Mr. Bessert served on the Audit Committee and will be replaced on this committee by current director, Dr. Jugan Saldi.

Additionally, Samaritan Pharmaceuticals announced it has appointed Dr. Julio Garcia to its Board of Directors. Dr. Garcia is a nationally recognized surgeon, medical practitioner and business executive. Dr. Garcia, serves on the Board of Trustees of the Clark County Medical Society in Nevada. Dr. Garcia is Board Certified in Plastic Surgery by the American Board of Plastic Surgeons and the American Board of Facial Plastic and Reconstructive Surgery. He is a Fellow of the American College of Surgeons and a member of the American Society of Plastic Surgeons, American Academy of Cosmetic Surgery, the American Society of Aesthetic Surgery, and the American Society for Laser Medicine and Surgery. In addition, Dr. Garcia is a Board Certified Physician in the American Academy of Anti-Aging Medicine and is the Medical Director of Ageless Forever.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1: Press Release of appointment of Dr. Julio Garcia to the Samaritan Board of Directors, dated June 12, 2007.

Exhibit 99.2: Cooperative Lock Up Agreement between Douglas Bessert, KD1, Inc, and Samaritan Pharmaceuticals, Inc.

Forward Looking Statements

This information contained in this report contains forward-looking statements which are subject to uncertainties that could cause actual future events and results of the Company to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs, and assumptions that the Company believes are reasonable but are not guarantees of future events and results. Actual future events and results of the Company may differ materially from those expressed in these forward-looking statements. There can be no assurance that any forward-looking statements will be realized. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the risks described in the Company’s most recent Annual Report on Form 10-K and the Company’s other reports filed with the SEC. All such forward-looking statements speak only as of the date hereof. Although the Company believes the expectations reflected in the forward-looking statements at the time they are made are reasonable, the Company cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither the Company nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as it believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosures.

You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information contained herein as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the Company’s filings with the SEC at www.sec.gov, many of which are beyond the Company’s control, that may cause actual results to differ materially from the views, beliefs and estimates expressed herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Samaritan Pharmaceuticals

June 12, 2007	By:	Eugene Boyle

Name: Eugene Boyle
Title: CFO

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Exhibit Index

Exhibit No.	Description

99.1	Press Release Dr. Garcia Joins Board of Directors
99.2	Cooperative Lock Up Agreement by and among Samaritan Pharmaceuticals Inc. (the "Company") and Doug Bessert and KD1, Inc.